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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13261) pertaining to the UTI Energy Corp. 1993 Non-qualified Stock Option Plan, the First Amendment to Termination Agreement and Release, the UTI Energy Corp. Non-Employee Director Stock Option Plan of our reported dated May 29, 1998, with respect to the financial statements of Peterson Drilling Company for the year ended December 31, 1997 included in this Form 8-K/A.


                                       Ernst & Young LLP

Houston, Texas
June 19, 1998